UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                     FEBRUARY 26, 2009 (FEBRUARY 24, 2009)
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMPETITIVE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                           1-8696          36-2664428
                           ------          ----------
         (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)


          777 COMMERCE DRIVE, SUITE 100, FAIRFIELD, CONNECTICUT 06825
          -----------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (203) 368-6044
                                 --------------
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On February 24, 2009, Competitive Technologies, Inc. (the "Company") received notice that the US Food and Drug Administration ("FDA") has issued a 510(k) letter of authorization allowing US sales of CTT's pain therapy medical device.

In conjunction with the FDA approval, on February 25, 2009 Competitive Technologies, Inc. issued the following press release:

COMPETITIVE TECHNOLOGIES RECEIVES FDA AUTHORIZATION
FOR SALES OF PAIN THERAPY MEDICAL DEVICE

FAIRFIELD, CT - (FEBRUARY 25, 2009) - COMPETITIVE TECHNOLOGIES, INC. (NYSE ALTERNEXT US: CTT) announced today that the US Food and Drug Administration
(FDA) has issued a 510(k) letter of authorization allowing US sales of CTT's pain therapy medical device. The device is a non-invasive method for rapid treatment of high-intensity oncologic and neuropathic pain, including pain resistant to morphine and other drugs. The FDA authorization expands CTT's opportunities for sales in both the US and globally. CTT has exclusive worldwide rights to this patented device. The CTT device also has Medical Device CE certification from the European Union allowing sales throughout Europe and several other countries.

"Our initial focus in the U.S. will be to the major US cancer centers, and to select medical equipment distributors for sales to hospitals, pain clinics, hospice centers and pain management specialists," said Aris D. Despo, CTT's Executive VP, Business Development. " The FDA approval and our international distributors are significant steps in CTT's global commercialization of this breakthrough medical device, which offers relief to patients suffering extreme pain. Our device provides a valuable tool to the clinician in offering an effective treatment program that can positively impact the quality of life of a patient who has not otherwise responded to standard therapeutic protocols, including morphine."

In addition to the Country-exclusive distribution rights granted to Life Epist me srl for each of 29 countries throughout Europe, Asia, Africa, the Middle East, South America and Oceania, earlier agreements granted Country-exclusive distribution rights to Excel Life Sciences, Inc. for India, to GEOMC Co., Ltd. for Korea, to AG Healthcare for Malaysia, and to Biogene Pharma Limited for Bangladesh. The review and selection process for distributors in additional countries is continuing. The U.S. Department of Commerce estimates the world market for medical devices at $248 billion. The United States represents about half that market.

"The FDA's approval brings CTT to the forefront in providing a solution to the needs of patients and the improvement of palliative healthcare in the U.S. and globally," said John B. Nano, CTT's Chairman, President and CEO. "This technology is a prime example of our strategy to connect clinical science to patient care. We believe that revenue and profits from the pain management technology will significantly increase CTT's market capitalization."

Developed in Italy by CTT's client, Prof. Giuseppe Marineo, the technology was brought to CTT through the efforts of Prof. Giancarlo Elia Valori of the Italian business development group, Sviluppo Lazio S.p.A., and assistance from the Zangani Investor Community . The unit, with a biophysical rather than a biochemical approach, uses a multi-processor able to simultaneously treat multiple pain areas by applying surface electrodes to the skin. CTT's partner, GEOMC Co. Ltd. of Korea is manufacturing the device commercially for worldwide distribution. For more information on the device, visit www.CalmareTT.com.
                                                        -----------------

The device has been used on over 3,000 patients in Europe, including at the Pain Management Center at Tor-Vergata University Medical Center in Rome (www.ptvonline.it/uo_ter_ant_ing.asp), and at Fondazione Parco Biomedico San
 -----------------------------------
Raffaele in Rome (www.scienceparkrome.eu).
                  ----------------------

ABOUT COMPETITIVE TECHNOLOGIES, INC.

Competitive Technologies, established in 1968, provides distribution, patent and technology transfer, sales and licensing services focused on the needs of its customers and matching those requirements with commercially viable product or technology solutions. CTT is a global leader in identifying, developing and commercializing innovative products and technologies in life, electronic, nano, and physical sciences developed by universities, companies and inventors. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT's website: www.competitivetech.net
                                               -----------------------

Statements made about our future expectations are forward-looking statements and subject to risks and uncertainties as described in our most recent Annual Report on Form 10-K for the year ended July 31, 2008, filed with the SEC on October 28, 2008, and other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to:     Johnnie D. Johnson, IR Services, LLC
Tel: 860 434 2465
E-mail: jdjohnson@corpirservices.com
        ----------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    COMPETITIVE TECHNOLOGIES, INC.
                                  (Registrant)

Dated: February 26, 2009          By:  \s\ John B. Nano
                                       ----------------
                                  John B. Nano
                                  Chairman and Chief Executive Officer